UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2015 (September 25, 2015)

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Dave Thomas Blvd.
Dublin, Ohio 43017
(Address of principal executive offices, including ZIP code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 25, 2015, The Wendy's Company (the "Company") completed its previously announced accelerated share repurchase program (the "ASR") with Wells Fargo Bank, National Association ("Wells Fargo").  Under the terms of the agreement governing the ASR, on September 28, 2015, Wells Fargo notified the Company the ASR was completed, effective September 25, 2015.
Under the ASR, the Company repurchased a total of 17,936,389 shares of its common stock (or approximately 6.2% of its outstanding common stock on August 11, 2015, the date the agreement governing the ASR was entered into) for an aggregate purchase price of $164.5 million.  After the completion of the ASR, the Company had completed its $100 million share repurchase program announced on August 7, 2014 and had approximately $400 million remaining availability under its $1.4 billion share repurchase program announced on June 3, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

THE WENDY’S COMPANY

By:	/s/ Dana Klein
Name:	Dana Klein
Title:	Senior Vice President – Corporate and Securities Counsel and Assistant Secretary

Dated: September 30, 2015